Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

500 Delaware Avenue, 11th Floor Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

WILMINGTON SAVINGS FUND SOCIETY

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address and telephone number of agent for service)

GREAT AJAX CORP.

(Exact name of obligor as specified in its charter)

Maryland	47-1271842
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification Number)

9400 SW Beaverton-Hillsdale Hwy, Suite 131 Beaverton, OR	97005
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.         AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.       LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1. A copy of the articles of association of the trustee as now in effect.*

Exhibit 2. Not applicable.

Exhibit 3. Not applicable.

Exhibit 4. A copy of the existing bylaws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.*

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*	Incorporated by reference to Exhibit 25.1 to Registration Statement on Form S-4 (file no. 333-211293) filed on May 11, 2016.
**	Filed herewith.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 19th day of April, 2017.

WILMINGTON SAVINGS FUND SOCIETY, FSB

Attest:	/s/ Kristin Moore	By:	/s/ Patrick J. Healy
Senior Vice President		Name: Patrick J. Healy
Title: Senior Vice President

Exhibit 7

Current Report of Wilmington Savings Fund Society, FSB

WILMINGTON SAVINGS FUND SOCIETY, FSB	FFIEC 041
RSSD-ID 437914	Report Date 12/31/2016
Last Updated on 1/30/2017	14

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCON0081	779,860	1.a.
b. Interest-bearing balances[2]	RCON0071	42,063	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	164,347	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	794,543	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[3]	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	54,782	4.a.
b. Loans and leases, net of unearned income	RCONB528	4,484,126	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	39,751	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	4,444,375	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	48,749	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	3,591	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCON3163	150,696	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	11,482	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	232,042	11.
12. Total assets (sum of items 1 through 11)	RCON2170	6,726,530	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	4,843,804	13.a.
1. Noninterest-bearing[4]	RCON6631	1,270,679	13.a.1.
2. Interest-bearing	RCON6636	3,573,125	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased [5]	RCONB993	130,000	14.a.
b. Securities sold under agreements to repurchase [6]	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	918,386	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures [7]	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	66,730	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	5,958,920	21.
22. Not applicable			22.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.	Includes all securities resale agreements, regardless of maturity.
4.	Includes total demand deposits and noninterest-bearing time and savings deposits.
5.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
6.	Includes all securities repurchase agreements, regardless of maturity.
7.	Includes limited-life preferred stock and related surplus.

WILMINGTON SAVINGS FUND SOCIETY, FSB	FFIEC 041
RSSD-ID 437914	Report Date 12/31/2016
Last Updated on 1/30/2017	15

Dollar amounts in thousands
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	463,706	25.
26. Not available			26.
a. Retained earnings	RCON3632	311,522	26.a.
b. Accumulated other comprehensive income[1]	RCONB530	-7,618	26.b.
c. Other equity capital components[2]	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	767,610	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	767,610	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	6,726,530	29.

Memoranda

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2015	RCON6724	NR	M.1.
2. Bank's fiscal year-end date	RCON8678	NR	M.2.